#22010118v16   March 18, 2020    Ron Squarer  Boulder, Colorado    Dear Ron,  Exhibit 10.23 It  is  with  great  pleasure  that  we  provide  you with  this  offer  of  employment  with  ADC  Therapeutics  SA  (the  “Company”) and nomination to the Board of Directors of the Company as the “Chairman of the Board.”  The entire  Board of Directors is supportive and excited that you will be joining us, so we write now to memorialize the terms  of your employment with the Company. To avoid any confusion, this letter supersedes all other discussions.    Commencement Date    Your employment will commence on March 17, 2020.    Position    You  will  be  a  non‐executive  employee  of  the  Company.  During  the  period  of  your  employment hereunder  (excluding any Notice Period, as defined below) you will  be  invited  to attend  the meetings of  the Company’s  Executive Committee, in person or by phone, in an honorary, non‐voting capacity.    The Company will convene a General Meeting of Shareholders to be held as soon as reasonably possible following  commencement of your employment hereunder. At this general meeting and at each AGM (or other meeting  at  which directors will be elected) for as long as you remain an employee of the Company or a subsidiary, you  will  be nominated for election by the Company’s shareholders as a member of the Board of Directors with the title of  “Chairman of the Board.” At each such meeting, the Company will use its commercially reasonable best  efforts  to promote your election. In addition to your authority as Chairman of the Board of Directors, as a non‐executive  employee of the Company, you will make yourself reasonably available to advise and assist the Board and the  Company’s  CEO with:  (a)  the  Company’s  IPO  process  (including,  but  not  limited  to,  structuring  the  offering,  selecting and interfacing with investment bankers and participating in pre‐offering investor meetings), (b) investor  relations,  (c)  commercialization  of  the  Company’s  products  in  the  US  and  elsewhere,  (d)  evolution  of  Board  composition if and when changes are to be made to the Board, and (e) business development activities.    Place of Work    Your principal work location will be in Boulder, Colorado, where the Company will provide you with a suitable  office and  reasonable administrative  and  technical  support  appropriate  for  a  senior executive.  Subject  to  the  granting of applicable visa and work permit by the competent Swiss authorities, you will be required to engage in  reasonable business travel from time to time, including to the Company’s headquarters in Epalinges, Switzerland,  as reasonably agreed between you and the Company. The Company will directly pay or reimburse you for   your

2 #22010118v16   travel expenses  incurred  in the performance of your duties, which expenses shall be reasonable  in amount as  determined  by  you  in  your  good  faith  discretion,  in  accordance  with  the  procedural  but  not  substantive  requirements of the Company’s expense reimbursement policy.  For the avoidance of doubt, you may travel in  business class or equivalent, as determined by you in your good faith discretion.    Nature of Commitment    During the period of your employment, you agree to devote, on average per year, not less than 50% of a standard  full time business week of 40 hours to your duties under this letter. You agree that you will use your bestefforts,  skill, knowledge, attention, and energies to the advancement of the Company’s business and interests, and to the  performance of your duties and responsibilities as an employee and officer of the Company (it being understood  that this sentence applies only to your actual work time for the Company and does not obligate you to commit  more time to the Company than provided by the first sentence of this paragraph).    You will notify the Nomination and Corporate Governance Committee of our Board of Directors (the “Governance  Committee”)  in advance of any material commercial personal service engagements that you undertake or any  material changes to material commercial personal service engagements. In the event that you are not permitted  to provide a complete description of a material commercial personal service engagement or a material change to  such an engagement, you will notify the Governance Committee of the existence of such engagement or  change  to an engagement and provide sufficient information to the members of the Governance Committee (subject  to  each member’s entry into a confidentiality agreement not to disclose or discuss information you provide in  this  context outside of  the committee)  to allow each such member  to make a  reasonably  informed  judgement on  whether the resulting engagement represents a risk of conflict with the interests of the Company. Following  any  such notice, the Governance Committee will have 7 days to notify you of whether it approves or disapproves  of  your undertaking such material commercial personal service engagement or material change. Approval from  the  Governance  Committee  will  not  be  unreasonably  withheld  and  will  be  granted  for  any  material  commercial  personal service engagement with any entity that is not a “Competitive Business” (as defined in Schedule D).  If  the Governance Committee does not notify you of its decision within 7 days of your notification, approval will be  deemed to have been granted. Subject to the preceding, if the Governance Committee timely notifies you of  its  disapproval,  you  will  not  engage  in  such  material  commercial  personal  service  engagement  while  you  are  employed by the Company (provided that this sentence will not apply if you are employed with the Company for  less  than 4 hours per month).  The Company hereby  confirms approval  for purposes of  this provision of  your  service as a director of Deciphera Pharmaceuticals, Inc. (Nasdaq: DCPH), your service as a director of  Retrophin,  Inc. (Nasdaq: RTRX) and your service as an advisor to ProArc Medical Ltd, a private company.    Notwithstanding the foregoing, you may acquire or hold  less than five percent (5%) of  the outstanding equity  interests of any corporation or other entity; provided that, (x) such ownership represents a passive  investment;  (y) you are not a controlling person of, or a member of a group that controls, such corporation or other entity;  and (z) such corporation or other entity in question is not a Competitive Business.  Any material business travel in the course of your work for the Company (for example, travel to meetings at  the  Company’s headquarters) will count as timeworked.    Salary    Your gross annual base salary will be US $317,000 (three hundred seventeen thousand U.S. dollars), to be paid  once a month in accordance with the standard payroll practices of the Company, net of all applicable taxes, social  security charges, withholdings anddeductions.

3 #22010118v16   Your base salary will be reviewed annually and may be adjusted from time to time in the discretion of the Board  of Directors.    Bonus    You will be eligible to be considered for an annual bonus with a target opportunity of 50% of your base salary, to  be determined at the discretion of the Compensation Committee of the Board of Directors.  Bonuses are awarded on a calendar year basis. For work done in calendar year 2020, the amount of any such  bonus will be prorated from your startdate.    Stock Options    The Company has implemented an equity incentive plan (the “2019 Plan”) and will grant you a one‐time award of  options (“Options”) under the 2019 Plan covering shares representing 2% of the then‐outstanding share  capital  of the Company (measured without the shares underlying such grant), with an exercise price of US $15 per share  (the “Grant”), which price the Company believes is not less than 100% of the FMV of a share on the grant date.  The Grant will be made and effective within 5 days after your election as a member of our Board of Directors by  the Company’s shareholders. As soon as commercially practicable after your start date, the Company will  obtain  an independent valuation prepared for purposes of compliance with section 409A of the Internal Revenue  Code  and promptly provide you with a copy.    As you are aware, the Company is  in the process of negotiating the terms of a Series F financing and a facility  under which the Company intends to issue convertible notes. For purposes of determining the outstanding share  capital of the Company in connection with the Grant, any shares issued or to be issued in connection with this  Series F financing will be taken into account and the actual or planned initial issuance of notes by the  Company  under this facility shall be deemed to have been made to the fullest extent of such initial issuance provided for  under such agreement.    The  Grant  will  vest  over  three  years:  33%  one  year  from  your  start  date  and  in  twenty  four  equal monthly  installments thereafter subject to: (a) the terms and conditions of the Plan; (b) the terms of the grant as set forth  in your award agreement (a copy of which is attached to this letter as Schedule E); and (c) your being in continuous  service  with  the  Company  through  each  relevant  vesting  date  (except  as  otherwise  provided  in  the  award  agreement or this letter).    The Grant will be subject to the terms of the Plan (as modified by this letter) as in effect on the date of Grant,  subject  to any modifications  to  the Plan adopted within  the year  following  the Grant at a  time when you are  Chairman of the Board.    Subject in each case to the Compensation Committee’s determination in its absolute discretion (which may  take  into account your performance and the Company’s performance for a given period), the Company will issue one  or more additional option grants to you in order to preserve your overall equity interest in the company at 2% of  the then‐outstanding share capital of the Company (measured without the shares underlying such grant), with an  exercise price to be determined by the Compensation Committee in its absolute discretion equal to the then  fair  value of the covered securities on the applicable date of grant. Notwithstanding any contrary provision of the  preceding sentence, the Compensation Committee will exercise its power to issue you additional option grants in  accordance with the preceding sentence in respect of the first IPO of the Company that occurs after your start  date, which options will be issued as soon as practicable following the determination of the total number of shares  to be issued in connection with the IPO (that is, after the amount of the greenshoe is determined) and intended

4 #22010118v16   to maintain your 2% equity interest (the “Incremental Option Grant”). In any event, the Compensation Committee  also will consider you for additional grants each time that  it makes grants to other directors or officers of the  Company.    In the event that a strategic transaction occurs during the term of your employment as Chairman that triggers a  change of control for the Company (as defined in the 2019 Plan), all outstanding stock options at the time of that  closing  shall  vest  immediately  and  be  deemed  cashlessly  exercised  in  determining  the  portion  of  transaction  proceeds to which you are entitled (such arrangement, the “Option CoC Arrangement”).    Benefits    You may participate in any and all benefit programs that the Company establishes and makes available from time  to time to its senior executives or members of the Board (excluding benefit plans for executives under the Swiss  Federal  Act  on  Occupational  Retirement,  Survivors'  and  Disability  Benefits  (Loi  fédérale  sur  la  prévoyance  professionnelle  vieillesse,  survivants  et  invalidité))  on  terms no  less  favorable  than  as  for  any other  Company  officer or member of the Board. If you are not eligible under the plan documents governing any of those programs,  the Company will make separate arrangements that provide substantially equal benefits on an after‐tax basis. To  the extent that your employment with (and compensation from) the Company requires you to pay taxes or related  costs and/or to comply with immigration, employment or related laws or rules of any jurisdiction other than the  United States or Colorado, the Company will arrange for professional assistance (for example, without limitation,  legal advice,  accounting  services, and  tax preparation  services)  to  facilitate your  compliance and will pay  any  additional taxes or other costs related to any such laws or rules (on a tax‐neutral basis to you, with the result that  you  are  in  the  same  economic  position  as  if  you were  subject  only  to  the  tax  laws  of  the United  States  and  Colorado).    To the extent that you incur additional taxes or other costs under Section 409A of the Internal Revenue Code or a  similar law due to an assertion or determination that the per share exercise price of the Options is less than the  fair market value of a share on the grant date of the Options, the Company will pay any additional taxes and other  costs related to any such assertion or determination (on a tax‐neutral basis to you, with the result that you are in  the same economic position as if the Options were exempt from Section 409A of the Internal Revenue Code). Your  rights under this paragraph will survive your termination of employment (notwithstanding any contrary provision  of this letter). All payments and benefits under this letter will be provided in an Internal Revenue Code Section  409A  and  Section  457A  compliant  manner  and  the  Company  will  implement  procedures  and/or  policies  in  furtherance of such compliance  (including, without  limitation,  paying any amounts under  the preceding  three  sentences by the deadline specified under Section409A).    Vacation    You will accrue the equivalent of 25 days of paid vacation per year pro rated  for your 50% time commitment  throughout the course of your employment at the Company, subject to accrual and use in accordance with the  vacation policy of the Company as in effect from time totime.    At‐Will Employment    The Company may  terminate  the employment  relationship at  any  time,  for  any  reason or no  reason, with or  without  cause.  The  Company  agrees  to  give  you  no  less  than  twelve  (12) months  prior  written  notice  of  its  intention to terminate you other than for “Cause” (as defined in Schedule D). However, if termination is for Cause,  it may  take  immediate effect.  If  you  resign  from  the Company other  than with “Good Reason”  (as defined  in  Schedule D),  you  agree  to  give  the  Company  a minimum of  one  (1) month  of  prior written  notice  (it  being

5 #22010118v16   understood that, to the extent commercially practicable, you will endeavor to give longer verbal or written notice  to the Board).    If (i) you provide written notice of your intent to resign from the Company with Good Reason, and the Company  has  failed to cure all applicable grounds for such Good Reason within 30 days of your  initial notice, or  (ii)  the  Company gives you written notice of its intention to terminate you other than for Cause, then the effective date  of your termination will be the last day of the calendar month including the 12‐month anniversary of the notice  date  (the  “Notice  Period”).  During  the  Notice  Period,  you will  (a)  immediately  cease  to  be  an  officer  of  the  Company and a member of the Board, (b) only have the duties of a senior strategic advisor to the Board  whowill  be reasonably available for telephone and email consultation for up 3 hours per month at mutually agreeable  times, and (c) to the extent permitted by Swiss law, be entitled to continued payment of your annual base salary  (ignoring any  reduction  that could constitute Good Reason), annual bonus at  target, vesting of equity awards  (including, but not limited to, the Options), and participation in the programs and rights described above  under  Benefits.    Although  your  job  duties,  title,  compensation  and  benefits,  as well  as  the  Company’s  personnel  policies  and  procedures, may change from time to time, the “at‐will” nature of your employment may only be changed by  a  written agreement signed by you and an authorized senior officer of the Company with approval of the Board  of  Directors which expressly states the intention to modify the at‐will nature of your employment. Similarly, nothing  in this letter shall be construed as an agreement, either express or implied, to pay you any compensation or grant  you any benefit beyond the end of your employment with the Company except as expressly agreed and codified  in writing. If the Board of Directors makes any decision regarding your employment, compensation or benefits,  you will be recused from such decision.    Confidentiality, Non‐Solicitation and Invention Assignment    By signing below, you represent that you have read, understand, and accept the confidentiality,  non‐solicitation  and assignment of invention provisions set forth in Schedule A, and have been given the opportunity to review  these provisions with independent legal counsel, and you agree to be bound by such provisions.    D&O Questionnaire    The Company will  provide  you with  a D&O questionnaire on  the Company’s  standard  form. We ask  that  you  complete  and  sign  this  questionnaire  and  return  it  to  the Company  at  your  earliest  convenience.  You will  be  provided indemnification and insurance coverage on terms no less favorable than as for any other Company officer  or member of the Board.    Representation and Warranty    By signing below you represent and warrant that you may freely enter into this offer of employment and that you  are  not  subject  to  any  contract,  agreement  or  restrictive  covenant  of  any  kind  that would  prevent  you  from  accepting  employment  with  the  Company  and/or  beginning work  for  the  Company,  or  from  fully  and  freely  performing your duties in any way that would be inconsistent with the position and duties set out in this  letter.  You further promise that should you become aware of any reason you cannot join or remain employed by the  Company, or fully execute your responsibilities for the Company, you will immediately notify the Company of such  development, in writing. Similarly, if you receive any communication from a former employer or any other person  or  entity  claiming  you  cannot  join  or  continue  employment  at  the  Company,  you will  immediately  notify  the  Company in writing. You also represent that you will abide by all contractual obligations you may have to all prior  employers and that you will not retain, review or utilize any other person or entity’s confidential or   proprietary

6 #22010118v16   information in connection with your work for the Company or share or disclose such information to any other  person or entity.    Other Agreements and Governing Law    Please  note  that  this  offer  letter  is  your  formal  offer  of  employment  and  supersedes  any  and  all  prior  or  contemporaneous agreements, discussions and understandings, whether written or oral, relating to the  subject  matter of this letter or your employment with the Company. Your employment relationship with the Company,  including the terms of this letter, will be governed by the law of the State of New York, without regard to conflict‐  of‐law principles. The Company promptly will  pay  your attorneys  for your  reasonable attorney  fees and costs  incurred in the negotiation of this letter and related documents, up to $100,000.    Arbitration    Any dispute, controversy or claim arising out of or in relation to this letter and your employment relationship with  the Company,  including  the validity,  invalidity, breach or  termination  thereof,  shall  be exclusively  resolved by  arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce in force on the  date on which the Notice of Arbitration is submitted in accordance with these Rules. The jurisdiction of the arbitral  tribunal shall be exclusive, and the state courts of any jurisdiction shall not have any competence. Should this  arbitration clause be partly invalid, and the state courts have partly jurisdiction for some claims, then the arbitral  tribunal shall have jurisdiction for the remainder of the claims. The number of arbitrators shall be one. The seat  of the arbitration shall be New York City, New York. The arbitral proceedings shall be conducted in English. Within  15 days from receipt of the Notice of Arbitration, the Respondent shall submit to the Secretariat an Answer to the  Notice of Arbitration together, in principle, with any counterclaim or set‐off defence. The time‐limit with  respect  to the designation of an arbitrator shall be 15 days. If the circumstances so justify, the Court may extend or shorten  the above time‐limits. The Emergency Arbitrator Provisions shall apply. Notwithstanding the above, the parties  may agree at any time to submit the dispute to mediation in accordance with the ICC Mediation Rules.    The parties agree that the arbitration shall be kept confidential. The existence of the arbitration, any  non‐public  information provided in the arbitration, and any submissions, orders or awards made in the arbitration (together,  the  “Confidential  Arbitration  Information”)  shall  not  be  disclosed  to  any  non‐party  except  the  tribunal,  the  International Chamber of Commerce,  the parties,  their  counsel, experts, witnesses, accountants and auditors,  insurers and reinsurers, and any other person necessary to the conduct of the arbitration. Notwithstanding  the  foregoing, a party may disclose Confidential Arbitration Information to the extent that disclosure may be required  to  fulfill  a  legal  duty,  protect  or  pursue  a  legal  right,  or  enforce  or  challenge  an  award  in  bona  fide  legal  proceedings. This confidentiality provision survives  termination of  the contract and of any arbitration brought  pursuant to the contract.    Legal Restrictions on Compensation    The Company is incorporated as a Swiss stock corporation (société anonyme) under the laws of Switzerland.  If  and when the Company’s shares will be listed on a stock exchange in the United States, Switzerland, or elsewhere,  the Company will be subject to legislation that (i) imposes an annual binding shareholders’ “say‐on‐pay” vote with  respect to the aggregate compensation of the members of the Company’s Executive Committee and of the Board  of Directors, (ii) prohibits severance payments, advances, transaction premiums and similar payments to members  of  the  Company’s  Executive  Committee  and  Board  of  Directors,  (iii)  requires  the  Company  to  specify  various  compensation‐related matters  in  its  articles of  association,  thus  requiring  these matters  to be  approved by  a  shareholders’ vote, and (iv) requires the Company to specify the maximum number of positions as director and/or

7 #22010118v16   executive officer of other companies and entities that the members of the Company’s Executive Committee  and  Board of Directors may hold.    You are expected to be a member of the Company’s Board of Directors, and thus your compensation and  terms  of employment will be subject to the foregoing restrictions as from the time when the Company's shares will be  listed on a stock exchange.  In particular, to the extent the Company or its subsidiaries will make any compensation  and  similar  payments  to  you  prior  to  approval  by  its  shareholders,  such  payments  will  be  made  subject  to  subsequent  shareholder  approval.  In  the  unlikely  event  that  such  approval  cannot  be  obtained,  the  relevant  payments would need to be returned to the Company or the relevant subsidiary. For clarity, the restrictions in  connection with the required shareholder approval do not apply with respect to compensation granted before  the listing of the Company's shares on a stock exchange, irrespective of whether such compensation vests before  or after such listing.    Section 409A    This offer letter is intended to comply with Section 409A of the U.S. Internal Revenue Code of 1986, as  amended  (“Section 409A”), and shall be interpreted accordingly. If any payment or benefit provided to you by or on behalf  of the Company is determined to constitute “nonqualified deferred compensation” within the meaning of Section  409A  and  you  are  determined  to  be  a  “specified  employee” within  the meaning  of  Section  409A,  then  such  payment or benefit shall not be paid until the first payroll date following the six‐month anniversary of the date of  your “separation from service” within the meaning of Section 409A, or, if earlier, on your death (the “Delayed  Payment  Date”).  The  aggregate  of  any  payments  that  would  otherwise  have  been  paid  before  the  Delayed  Payment Date shall be paid to you in a lump sum on the Delayed Payment Date and thereafter, any remaining  payments shall be paid without delay in accordance with their original schedule.    Your Employer    Notwithstanding  anything  to  the  contrary  herein,  your  employment  with  the  Company  hereunder  may  be  arranged by way of a U.S. subsidiary of the Company, which would serve as your employer for all  intents and  purposes during the period of your employment hereunder. If the preceding applies and your employer fails  to  make  any  payments  or  provide  any  benefits when  due,  the  Company will  promptly make  the  payments  and  provide the benefits. Your technical employment by a subsidiary will not affect your authority, duties and rights  as Chairman as provided in this letter.    Data Protection    Your personal data shall be collected and processed by the Company in accordance with Schedule B. All of us at  ADC Therapeutics are thrilled about the prospect of you joining our team. If you have any questions about the  above details, please call me immediately.  If this letter, including the schedules hereto, correctly sets forth the  terms under which you agree to be employed by the Company, please sign this letter in the space provided below  along with the attached forms, and return them to me at stephen.evansfreke@auventx.com.    Additional Terms    The  following  additional  terms  apply  to  this  letter,  the  ADC  Therapeutics  SA  2019  Equity  Incentive  Plan  (the  “Plan”), the Option Agreement that is attached as Schedule E (the “Option Agreement”) and the Confidentiality,  Non‐Solicitation and Invention Assignment attached as Schedule A (the “CNI Agreement”). Notwithstanding any  contrary provision of any other document, the provisions of this Additional Terms section supersede the relevant  provisions of this letter, the Plan, the Option Agreement and the CNI Agreement, as applicable.  The   preceding

8 #22010118v16   sentence may be overridden only in a document signed by both you and the Company that specifically references  such preceding sentence and states that it is specifically agreed that such preceding sentence is to be overridden.  In addition,  the Company agrees that the Company will not  impose any new or additional non‐competition or  other restrictive covenant on any equity award made to you beyond such restrictions agreed to under this letter,  taken together with the CNI Agreement, unless it is contained in a document signed by both you and the Company  that specifically references the Additional Terms sections of this letter and specifies that you agree to the new or  additional  restrictive  covenant  notwithstanding  this  section  of  this  letter.  The  governing  law  for  all  of  the  documents described in this paragraph (other than the Plan) shall be New York and the place of jurisdiction  for  any dispute arising out of any such document (including the Plan) shall be New York.    Section 10(d) of the Plan will be superseded by the Option CoC Arrangement set forth above to the extent that  the Option CoC Arrangement applies according to its terms. Sections 11(g) and 11(h) of the Plan will not apply to  the Grant. Section 11(i) of the Plan may be applied to you only to the extent that the “clawback” policies and  procedures referenced therein apply equally (for any claw‐back of compensation paid to you as an employee)  to  all executive officers of the Company or (for any claw‐back of compensation paid to you as a member of the Board)  to all the members of the Board.    For purposes  of  the Option Agreement,  you will  be entitled  to  use  any of  the exercise methods  described  in  Section 2(d) of the Option Agreement and, if elected by you, you will be entitled to cover any withholding  taxes  from the grant, vesting or exercise of an award through the method described in Section 2(d)(ii)(B). The meaning  of “Good Leaver” in Section 3(iv) of the Option Agreement shall be revised to mean you, in the event that you  experience a Termination of Service (as defined in the Plan) as a result of either (i) the Company’s terminationof  your employment without Cause (as defined in Schedule D), or (ii) your resignation of your employment for Good  Reason (as defined in Schedule D) at any time. For avoidance of doubt, the requirement  in the “Good Leaver”  definition  in  Section  3(iv)  of  the  Option  Agreement  that  a  Termination  of  Service  (as  defined  in  the  Option  Agreement) must occur upon or within 18 months following a Change in Control (as defined in the Plan) shall not  apply. Section 7 of the Option Agreement may be applied to you only to the extent that the “clawback” policies  and procedures referenced therein apply equally (for any claw‐back of compensation paid to you as an employee)  to all executive officers of the Company or (for any claw‐back of compensation paid to you as a member of the  Board) to all the members of the Board.    Section 4 of the CNI Agreement shall be inapplicable to you. You agree that during your employment and the 12  months  thereafter, you will not hire, employ, solicit  for employment, or attempt  to hire, employ or solicit  for  employment any employee of the Company, provided that the following will not be a violation of this   sentence  (a) the solicitation, hire or employ of any employee by an entity with which you are affiliated so long as you were  not directly and materially involved with such solicitation or hire (for example, without limitation, it will not be  a  violation if an entity for which you serve as Chief Executive Officer or a director were to solicit or hire a Company  employee and you were not materially involved in such solicitation or hire), or (b) a general advertisement not  directed specifically at employees of the Company.    The Company plans to revisit its compensation and benefit plans with due consideration for your input as soon as  practicable  after  your  election  as  Chairman,  and  the  Company  will  use  its  best  efforts  to  promulgate  such  amendments before granting any Incremental OptionGrant.

9 #22010118v16   Conclusion    Ron, we speak for the entire Board in saying that we are thrilled to have you joining us on this exciting journey to  bring the Company’s life‐saving cancer drugs to patients in the US and around the world. We believe that, working  with Chris Martin and the rest of the Company’s management team, you will bring great value to all the Company’s  endeavors. We look forward to working with you on the Company’s Board and to helping you in whatever way we  can to promote the Company’s interests.    Sincerely,  For ADC Therapeutics SA                     /s/ Stephen Evans‐Freke  By:  Stephen Evans‐Freke  Date:  March 18, 2020  Director & Chairman of the Nomination and Corporate Governance Committee      The foregoing correctly sets forth the terms of my at‐will employment with ADC Therapeutics SA and I am not  relying on any representations other than those set forth above.          Signed:  /s/ Ron Squarer                  Ron Squarer  Date:  March 18, 2020 Schedule A: Confidentiality, Non‐Solicitation and Assignment of Invention Provisions  Schedule B:  Data Protection Notice to Employees  Schedule C:  Swiss Payroll Tax Considerations  Schedule D: Definitions of Cause, Competitive Business and Good Reason  Schedule E:  Form of Option Agreement

10 #22010118v16   Schedule A    Confidentiality, Non‐Solicitation and Assignment of Invention Provisions    In  consideration  of  your  employment  or  continued  employment  by ADC  Therapeutics  SA  (the  “Company”),  you  hereby agree to be bound by the following terms and conditions set forth in this Schedule A (this “Schedule”), which  relate  to confidentiality, non‐solicitation and assignment of inventions, referring to yourself in the first person:    1. PURPOSE OF THIS SCHEDULE.    1.1 Purpose.  I  understand  that  part  of  the  Company’s business is to create, develop and market products  and  provide  certain  services,  and  that  it  is  essential  for  the  Company  to  protect  its  Inventions,  Intellectual  Property  and  Confidential Information (each as defined below).  Accordingly,  I agree to be bound by the terms and conditions set forth in this  Schedule as a condition of my employment with the  Company,  whether  or  not  I  am  expected  to  create  any  Inventions  or  Intellectual Property for the Company.    2. DISCLOSURE AND OWNERSHIP OF INVENTIONS AND  INTELLECTUAL PROPERTY.    2.1 Definitions. As used in this Schedule:    (a) “Intellectual  Property”  means  all  patents,  invention  disclosures,  invention  registrations,  trademarks,  service  marks,  trade  names,  trade  dress,  logos,  domain names,  copyrights, mask works,  trade  secrets,  know‐  how and all other  intellectual property and proprietary  rights  recognized  by  any  applicable  law  of  any  jurisdiction,  and  all  registrations  and  applications  for  registration  of,  and  all  goodwill associated with, the foregoing.    (b) “Inventions”  means  all  inventions,  discoveries, concepts, information, works, materials, processes,  methods, data, software, programs, apparatus, designs and the  like.    2.2 Disclosure. I will disclose promptly in writing  to  the  Company  any  and  all  Inventions  and  Intellectual  Property, in each case that I conceive, develop, create or reduce  to practice, either alone or jointly with others, during the period  of  my  employment  that  (a) are  conceived,  created  or  developed  using  any  equipment,  supplies,  facilities,  trade  secrets,  know‐how  or  other  Confidential  Information  of  the  Company, (b) result from any work performed by me for  the  Company  and/or  (c) otherwise  relate  to  the  Company’s  business  or  actual  or  demonstrably  anticipated  research  or  development (collectively, “Company Intellectual Property”).    2.3 Ownership  and  Assignment.  I  acknowledge  and  agree  that  the  Company  will  have  exclusive  title  and  ownership rights in and to all Company Intellectual Property.  To  the extent that exclusive title and/or ownership rights may not  originally vest in the Company as contemplated herein, I hereby  assign,  transfer,  convey and deliver  to  the Company all  right,  title and interest in and to all Company Intellectual Property.  I  acknowledge  and  agree  that,  with  respect  to  any  Company  Intellectual Property that may qualify as a Work Made For Hire  as  defined  in  17  U.S.C.  §  101  or  other  applicable  law,  such  Company  Intellectual  Property  is  and will be deemed a Work  Made for Hire and the Company will have the sole and exclusive  right to the copyright (or, in the event that any such Company  Intellectual Property does not qualify as a Work Made for Hire,  the  copyright  and  all  other  rights  thereto  are  automatically  assigned to the Company as above).    2.4 Prior Inventions. Set forth in Exhibit A  (Prior  Inventions) attached hereto is a complete list of all  Inventions  that I have, alone or jointly with others, conceived,  developed  created or reduced to practice prior to the commencement  of  my employment with the Company, that are my property, and  that the Company acknowledges and agrees are excluded from  the  scope  of  the  agreement  set  forth  in  this  Schedule  (collectively, “Prior Inventions”). If disclosure of any such Prior  Invention would  cause me  to violate any prior  confidentiality  agreement,  I  understand  that  I  am  not  to  list  such  Prior  Inventions in Exhibit A but am only to disclose where  indicated  a cursory name for each such Prior Invention, a listing of each  person  or  entity  to  whom  it  belongs,  and  the  fact  that  full  disclosure as  to  such Prior  Inventions has not been made  for  that  reason  (it  being  understood  that,  if  no  Invention  or  disclosure  is  provided  in  Exhibit  A,  I  hereby  represent  and  warrant that there are no Prior Inventions). If, in the course of  my  employment  with  the  Company,  I  incorporate  any  Prior  Invention  into  any  Company  product,  process  or machine  or  otherwise  use  any  Prior  Invention,  I  hereby  grant  to  the  Company  a worldwide,  non‐exclusive,  irrevocable,  perpetual,  fully paid‐up and royalty‐free license (with rights to sublicense  through  multiple  tiers  of  sublicensees)  to  use,  reproduce,  modify,  make  derivative  works  of,  publicly  perform,  publicly  display,  make,  have  made,  sell,  offer  for  sale,  import  and  otherwise exploit such Prior Invention for any purpose.    2.5 Non‐Assignable  Inventions.  If  I  am  an  employee whose principal work location is in California, Illinois,  Kansas,  Minnesota  or  Washington  State,  the  provisions  regarding my assignment of Company Intellectual Property  to  the  Company  in  Section  2.3 of  this  Schedule  do  not  apply  to  certain  Inventions  (“Non‐Assignable  Inventions”) as  specified  in the statutory code of the applicable state. I  acknowledge

11 #22010118v16   having received and reviewed notification regarding such Non‐  Assignable Inventions pursuant to such states’ codes.    2.6 Waiver of Moral Rights. To the extent I  may  do so under applicable law, I hereby waive and agree never  to  assert any Moral Rights that I may have in or with respect to any  Company  Intellectual Property, even after termination of  any  work  on  behalf  of  the  Company.  As  used  in  this  Schedule,  “Moral Rights” means any rights to claim authorship of a work,  to  object  to  or  prevent  the modification  or  destruction  of  a  work, or to withdraw from circulation or control the publication  or distribution of a work, and any similar right, existing  under  any applicable law of any jurisdiction, regardless of whether or  not  such  right  is  denominated  or  generally  referred  to  as  a  “moral right.”    3. CONFIDENTIALITY.    3.1 Confidential  Information.  As  used  in  this  Schedule, the term “Confidential Information” means any and  all non‐public, proprietary or other confidential information  of  the  Company  disclosed  to me,  to  which  I  have  access,  or  of  which I otherwise becomes aware, in each case whether in oral,  written,  graphic  or machine  readable  form,  including:  (a) the  Company’s know‐how, trade secrets, and  Inventions,  (b) information regarding the Company’s business, including its  products,  services,  plans  for  research  and  development,  marketing  and  business  plans,  budgets,  contracts,  prices,  suppliers,  and  customers,  (c)  information  regarding  the  skills  and compensation of  the Company’s employees,  contractors,  and  any  other  service  providers  of  the  Company,  (d)  the  existence  of  any  business  discussions,  negotiations,  or  agreements between the Company and any third party, (e)  all  documents  and  other  work  product  generated  by  me  which  contain, comment upon, or relate in any way to any information  disclosed by the Company, (f) all third party information held in  confidence by the Company, and (g) the terms and  conditions  of the agreement set forth in this Schedule. I  acknowledgeand  agree that the confidentiality restrictions set forth herein  shall  apply to any and all Confidential Information disclosed to me or  of which I have otherwise become aware, whether before,  on  or after the date hereof.    3.2 Restrictions;  Recognition  of  Company’s  Rights. At all times, both during my employment and after  its  termination,  I  will  keep  all  Confidential  Information  strictly  confidential  and  I  will  not  disclose,  publish,  use,  transfer  or  otherwise  disseminate  any  Confidential  Information  to  any  person or entity without the Company’s express prior  written  consent, except as may be necessary to perform my duties  as  an employee of the Company for the benefit of the Company.    3.3 Ownership  of  Confidential  Information.  All  Confidential  Information  shall  remain  the  sole  and  exclusive  property  of  the  Company. No  license  or  other  right  to  any  Intellectual Property is granted to me under the agreement set  forth  in  this  Schedule.  To  the extent  that  I acquire any  right,  title or interest in or to any Confidential Information, I hereby  assign,  transfer,  convey  and  deliver  to  the  Company  all  such  right, title and interest in and to such Confidential Information.    3.4 Legal  Exception.  I may disclose  Confidential  Information to the extent it is in response to a valid order of  a  court or other governmental authority or to otherwise  comply  with applicable law; provided that, subject to Section 3.5, I shall  first give notice to the Company and reasonably cooperate with  the Company  to obtain  a protective order or other measures  preserving  the  confidential  treatment  of  such  Confidential  Information and requiring that  the  information or  documents  so disclosed be used only for the purposes for which the  order  was issued or is otherwise required by applicable law.    3.5 Defend  Trade  Secrets  Act.  Notwithstanding  anything  in  this  Schedule  to  the  contrary,  pursuant  to  the  Defend Trade Secrets Act of 2016, the parties acknowledge and  agree  that  I  shall  not have criminal or  civil  liability under  any  Federal or state trade secret law for the disclosure of any trade  secret that (a) is made (i) in confidence to a Federal, state,  or  local government official, either directly or indirectly, or to  an  attorney  and  (ii)  solely  for  the  purpose  of  reporting  or  investigating a suspected violation of  law, or  (b)  is made  in  a  complaint  or  other  document  filed  in  a  lawsuit  or  other  proceeding,  if  such  filing  is made under  seal.  In addition  and  without  limiting  the preceding  sentence,  if  I  file  a  lawsuit  for  retaliation by the Company for reporting a suspected  violation  of law, I may disclose the trade secret to my attorney and  may  use  the  trade secret  information  in  the court proceeding,  if  I  (x) file any document containing the trade secret under seal and  (y) do not disclose  the  trade secret, except pursuant  to court  order.    3.6 Whistleblower  Protection.  Notwithstanding  anything in this Schedule or otherwise,  it  is understood that  I  have  the  right  under  Federal  law  to  certain  protections  for  cooperating with or reporting legal violations to the Securities  and Exchange Commission (the “SEC”) and/or its Office of  the  Whistleblower,  as  well  as  certain  other  governmental  authorities  and  self‐regulatory  organizations,  and  as  such,  nothing in this Schedule nor otherwise is intended to  prohibit  me from disclosing the agreement set forth in this Schedule to,  or from cooperating with or reporting violations to, the SEC or  any  other  such  governmental  authority  or  self‐regulatory  organization, and I may do so without notifying the Company.  The  Company may  not  retaliate  against me  for  any  of  these  activities,  and  nothing  in  this  Schedule  or  otherwise  would  require me to waive any monetary award or other payment that  I  might  become  entitled  to  from  the  SEC  or  any  other  governmental authority.

12 #22010118v16   3.7 Disposition  of  Confidential  Information.  Upon any termination of my employment or at the  Company’s  written  request,  I  shall  return  to  the  Company  all  copies  of  Confidential Information in my custody, possession or  control.  Alternatively, with the Company’s prior written consent, I  may  destroy  such  Confidential  Information,  in  which  case  I  will  certify  in  writing  to  the  Company  that  all  such  Confidential  Information has been so destroyed.    4. NON‐SOLICITATION    4.1 I  understand  and  acknowledge  that  the  Company  has  expended  and  continues  to  expend  significant  time and expense in recruiting and training its employees  and  that  the  loss  of  employees  would  cause  significant  and  irreparable harm to the Company. I agree and covenant not to  directly or indirectly solicit, hire, recruit, or attempt to  solicit,  hire,  or  recruit,  any  employee  of  the  Company  (“Covered  Employee”), or  induce the termination of employment of any  Covered Employee during the period of my employment with  the  Company,  and  for  the  period  of  12  (twelve)  months  beginning on the last day of my employment with the Company,  regardless of the reason for the employment termination.    4.2 This  non‐solicitation  provision  explicitly  covers all forms of oral, written, or electronic  communication,  including, but not limited to, communications by email, regular  mail, express mail, telephone, fax, instant message, and  social  media, whether or not in existence at the time of entering into  this Agreement.    5. GENERAL PROVISIONS.    5.1 Governing  Law. The  agreement  set  forth  in  this Schedule is governed by and construed in accordance with  the law of the State of New York, without regard to the conflicts  of law rules of such state.    5.2 Notices.  All  notices,  requests  and  other  communications to either party hereunder will be in writing and  will be given to the other party at the applicable address  listed  on  the  signature  page  hereto,  or  such  other  address  as  such  party may hereafter  specify  for  the purpose by notice  to  the  other  party.  All  such  notices,  requests  and  other  communications will be deemed received on the date of receipt  by  the  recipient  thereof  if  received  prior  to  5:00  p.m.  in the  place of receipt and such day is a business day in the place of  receipt. Otherwise, any such notice, request or communication  will  be  deemed  not  to  have  been  received  until  the  next  succeeding business day in the place of receipt.    5.3 Further Assurances. I will give the  Company  all reasonable assistance and execute all documents necessary  to assist with enabling the Company to prosecute, perfect,  register,  record,  enforce  and  defend  any  of  its  rights  in  any  Company Intellectual Property and Confidential Information.    5.4 No Breach of Prior Agreements; No Improper  Use  of  Prior  Employer  or  Third  Party  Information.  I  hereby  represent  and  warrant  that  (a) my  performance  under  the  agreement  set  forth  in  this  Schedule  and  my  duties  as  an  employee of the Company will not breach any confidentiality,  invention  assignment  or  similar  agreement  with  any  former  employer or other party and (b) there is no other agreement or  duty on my part now in existence that would conflict with any  provision  contained  herein.  During  my  employment  by  the  Company,  I will not  improperly make use of, or disclose,  any  information or trade secrets of any former employer or  other  third party, nor will I bring onto any premises of the  Company  or use any unpublished documents or any property belonging  to any former employer or other third party, in violation of any  agreements with such former employer or third party.    5.5 Severability.  If  any  provision  of  the  agreement  set  forth  in  this  Schedule  is  held  by  a  court  of  competent jurisdiction or other governmental authority to  be  invalid,  void  or  unenforceable,  the  other  provisions  of  such  agreement will remain in full force and effect and will in no way  be affected, impaired or invalidated so long as the economic or  legal substance of the transactions contemplated hereby is not  affected in any manner materially adverse to the Company  or  me.    5.6 Survival;  Successors  and  Assigns.  The  agreement  set  forth  in  this  Schedule  will  survive  any  termination  of  my  employment.  Such  agreement,  and  the  rights and obligations of the parties hereunder, will be binding  upon  and  inure  to  the  benefit  of  their  respective  successors,  assigns,  heirs,  executors,  administrators  and  legal  representatives. The Company may assign any of its rights  and  obligations under such agreement without my prior consent.    5.7 Injunctive  Relief.  I  understand  that  in  the  event of any breach or threatened breach of the agreement set  forth  in  this  Schedule  by  me,  the  Company  may  suffer  irreparable  harm  and  will  therefore  be  entitled  to  injunctive  relief  and  specific  performance  in  connection  with  the  enforcement of this Agreement.    5.8 Not Employment Contract. I understand that  the agreement  set  forth  in  this  Schedule does not  separately  constitute a contract of employment and does not obligate the  Company to employ me for any stated period of time or at all.    5.9 Amendments  and Waiver. Any  provision  of  the agreement set  forth  in this Schedule may be amended or  waived if, but only if, such amendment or waiver is  in writing  and is signed, in the case of an amendment, by each party, or in  the case of a waiver, by the party against whom the waiver is to

13 #22010118v16   be effective. No failure or delay by any party in exercising any  right, power or privilege hereunder will operate as a waiver  thereof nor will any single or partial exercise thereof preclude  any  other  or  further  exercise  thereof  or  the  exercise  of  any  other right, power or privilege. The rights and remedies  provided under such agreement are cumulative and not  exclusive of any rights or remedies provided by applicable law.    [Remainder of page intentionally left blank]

14 #22010118v16   Schedule B    Data Protection Notice to Employees    ADC Therapeutics (the “Company”), as your employer, processes your personal data in the frame  of your employment.    Personal data processed by the Company may include your name, date of birth, gender, address,  phone,  email,  CV,  diploma  copies,  salary,  bank  account  number,  social  security  number,  tax  information, work authorization and permits, sickness absence and holidays, performance review,  passport  and  ID  card  copies  and/or  numbers,  family  composition,  religious  beliefs,  health  conditions  (i.e.  food  restrictions  and  preferences, medical  check‐up  to  verify  your  capacity  to  perform the job, etc.), as well as the contact details of a person you trust and to be contacted in  case of emergency (ensure you have obtained his/her consent).  The Company processes your personal data for all purposes relating to the management of  your  employment  (e.g.  salary  payment,  performance  review,  employer  communication,  health  and  safety  management,  benefits  plan,  insurance,  retirement  plan,  taxes,  immigration  and  other  working authorization matters) and to conduct its business under applicable laws.    To achieve these purposes, the Company may transfer your personal data within the ADCT group  of companies, as well as, to third parties (e.g. external counsels, insurers, brokers, payroll service  providers), and to public authorities as required under applicable laws. These third parties  may  be located worldwide, and the Company will take the required measures, to ensure continued  compliance with applicable laws.  Subject to any legal restrictions, you have the right, to access your personal data and receive a  copy of the same; have your personal data corrected; request for the deletion or transfer of your  personal  data;  object  to  the processing of  your  personal  data;  restrict  the processing of  your  personal data; file a complaint with the competent supervisory authority according to applicable  law.  The processing of your personal data by the Company will continue throughout the duration  of  your  employment  and  for  five  (5)  years  thereafter,  unless  prohibited  by  applicable  laws  or  otherwise requested by you in accordance with your rights described above.    Should  you  have  any  questions,  please  contact  the  Company’s  Data  Protection  Officer  at:  privacy@adctherapeutics.com.

15 #22010118v16   Schedule C    Swiss Payroll Tax Considerations    For purposes of Swiss board member payroll tax, each current component of your compensation  (base salary, discretionary bonus,  if any, stock options, benefits) and any future component of  your  compensation  is  allocated 20%  to  your  role  as  chairman and member of  the Company’s  Board of Directors, and 80% to your responsibilities as an employee and executive officer of  the  Company.

16 #22010118v16   Schedule D    Definitions of Cause, Competitive Business and Good Reason    For purposes of this letter, “Cause” means (a) your material breach of the fiduciary duty or  duty  of loyalty owed to the Company (in either case as determined under the General Corporation Law  of Delaware), or willful or grossly negligent material breach of the duty to protect the Company’s  confidential  and  proprietary  information;  (b)  your  conviction  or  plea  of  nolo  contendere  to  a  felony or a crime involving fraud, embezzlement, misappropriation of funds or any other act  of  moral turpitude; (c) your failure to abide by the lawful and reasonable directives of the Company  that are consistent with your duties as described in the letter (and specifically excluding any failure  to  achieve  a  lawful  and  reasonable  directive  following  your  expenditure  of  commercially  reasonable  best  efforts);  or  (d)  your  material  breach  of  this  letter  or  any  material  written  contractual agreement between you and the Company. Notwithstanding the preceding, (i) it will  not be considered “Cause” for  termination  if, due to the Board of Directors or Chief Executive  Officer of the Company not requiring your assistance with the matters described under “Position”  in this letter, you provide services to the Company at a rate of less than the minimum required  under “Nature of Commitment” in this letter; and (ii) a termination of your employment will not  be for “Cause” unless the Board notifies you in writing of the alleged failure or breach that the  Board claims constitutes Cause (with reasonable specificity and background), and if such  failure  or breach is capable of cure, you fail to cure such failure or breach within thirty (30) days of such  notice. Prior to any termination for Cause, you will have a reasonable opportunity to address the  Board with your counsel.    For purposes of this letter, “Competitive Business” means:    (a) while you are employed with the Company, each of the companies set forth in  the following table    Company  Product  Seattle Genetics  Adcedris, AXL ADC  Incyte  Mor208  Morphosys  Mor208  Genmab  AXL ADC, ADCT‐301    as long as any of the products listed for the company is still either commercialized by the  company or in active clinical development by the company; provided that a company shall  cease  to  be  a  Competitive  Business  if  and when  each  of  the  listed  products’  original  composition of matter patent, or regulatory exclusivity has expired; and    (b) following  termination  of  your  employment  with  the  Company,  each  of  the  companies set forth in the following table    Company  Incyte  Mor208  Morphosys  Mor208  Product

17 #22010118v16   as  long  as Mor208  is  still  either  commercialized  by  the  company  or  in  active  clinical  development by the company; provided that a company shall cease to be a Competitive  Business  if  and  when  Mor208’s  original  composition  of  matter  patent,  or  regulatory  exclusivity has expired.    For purposes of this letter, “Good Reason” means your termination of employment within 60 days  following the expiration of any cure period (discussed below) following the occurrence,  without  your express written consent, of one or more of the following: (a) a material reduction in your  duties, authority or responsibilities (including, but not limited to, a failure to nominate you to the  Board or as Executive Chairman for as long as you are employed under the terms of this  letter);  (b) a  material  reduction  of  your  annual  base  compensation  or  target  bonus  opportunity  (expressed as a percentage of annual salary) in either case as in effect on your start date (or if  higher, as of any  later date), other  than a one‐time uniform reduction applicable  to all  senior  executives of the Company of 10% or less; (c) the relocation of your principal work location by  more than 35 miles; (d) the failure of the Company to obtain the assumption of this letter byany  successor; or (e) the Company’s material breach of this letter or any material written contractual  agreement between the Company and you. In order for an event to qualify as Good Reason,  you  must provide the Company with written notice of the acts or omissions constituting the grounds  for Good Reason within 90 days of your knowledge of the initial existence of the grounds for Good  Reason and allow the Company a period of 30 days following the date of such notice to cure  the  grounds identified as the basis for Good Reason.

18 #22010118v16   Schedule E    Form of Option Agreement

19 #22010118v16   ADC THERAPEUTICS SA 2019 EQUITY INCENTIVE PLAN NOTICE OF STOCK OPTION AWARD ADC Therapeutics SA (the “Company”) has granted the Participant, effective as of the Grant Date (asset forth below), a stock option to purchase Shares (the “Award”) under the ADC Therapeutics SA 2019 Equity Incentive Plan (as amended from time to time, the “Plan”). The Award is subject to the terms and conditions set forth in this award grant letter (this “Grant Letter”), the option award agreement attached hereto as Exhibit A (and all exhibits and appendices thereto) (the “Award Agreement” and, together with this Grant Letter, this “Agreement”). Unless otherwise defined in this Agreement, capitalized terms shall have the meanings assigned to themin the Plan. In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to the Participant, the provisions of the Plan will prevail. AWARD TERMS Participant: [●] Shares Subject to Award: [●] Shares Grant Date: [●] (the “Grant Date”) Exercise Price Per Share: $[●] Restrictive Covenant: Appendix I Agreement Not Required Vesting:   Subject to the terms and conditions of the Plan and the Award Agreement, the Option shall vest and become exercisable as to 1/3 of the aggregate number of Shares subject to the Award on the first anniversary of the Grant Date, and as to 1/36 of the aggregate number of Shares subject to the Award on each monthly anniversary of the Grant Date thereafter such that the entire award shall be vested as of the third anniversary of the Grant Date (each, a “Vesting Date”), provided that the Participant does not experience a Termination of Service at any time prior to the applicable Vesting Date. Notwithstanding the foregoing, in the event of a Change in Control the Option shall vest and become exercisable to the extent provided in Section 10(b) or (c) of the Plan or the letter agreement by and between you and the Company dated as of [March [ ], 2020]. Please review this Agreement and let us know if you have any questions about this Agreement, theAward or the Plan. You are advised to consult with your own tax advisors in respect of any tax consequences arising in connection with this Award. If you have questions please contact Laurence Rollini, the Company’s interim Head of H.R. via email at Laurence.Rollini@adctherapeutics.com. Otherwise, please provide your signature, address and the date for this Agreement where indicated below.

1 #22010118v16   EXHIBIT A ADC THERAPEUTICS SA 2019 EQUITY INCENTIVE PLAN STOCK OPTION AWARD AGREEMENT This Stock Option Award Agreement (together with all exhibits and appendices hereto, this “Award Agreement”), dated as of the date of the Grant Letter, is by and between the Company, and the individual listed in the Grant Letter as the Participant. WHEREAS, the Company hereby grants the Award to the Participant under the Plan, and the Participant hereby accepts the Award, in each case, subject to the terms and conditions of the Plan and this Agreement; and WHEREAS, by accepting the Award and entering into this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations. NOW, THEREFORE, in consideration of the promise and mutual covenants contained herein, and for other good and valuable consideration, the parties hereto agree as follows. 1. GRANT OF OPTION. THE COMPANY HEREBY GRANTS TO THE PARTICIPANT ON THE GRANT DATE AN OPTION (“OPTION”) TO PURCHASE ALL OR ANY PART OF THE NUMBER OF SHARES SET FORTH IN THE GRANT LETTER AT THE PER SHARE EXERCISE PRICE SET FORTH IN THE GRANT LETTER (THE “EXERCISE PRICE”), SUBJECT TO THE TERMS AND CONDITIONS OF THE PLAN AND THIS AGREEMENT. THE OPTION IS GRANTED UNDER THE PLAN, THE PROVISIONS OF WHICH ARE INCORPORATED HEREIN BY REFERENCE AND MADE A PART OF THIS AGREEMENT. 2. TERMS AND CONDITIONS. IT IS UNDERSTOOD AND AGREED THAT THE AWARD EVIDENCED HEREBY IS SUBJECT TO THE FOLLOWING TERMS AND CONDITIONS: (a) Vesting of Award. Subject to Sections 3 and 7, the Option shall vest and become exercisable in accordance with the vesting schedule set forth in the Grant Letter. (b) Term of Option. The term of the Option shall expire at 4:00 pm local New York City time on the tenth (10th) anniversary of the Grant Date (the “Expiration Date”), unless terminated earlier in accordance with the Plan and this Agreement. In no event may any portion of the Option be exercised after 4:00 p.m. local New York City time on the Expiration Date. (c) Manner of Exercise. Subject to the terms of this Agreement and the Plan, the Participant may, at any time and from time to time prior to the Expiration Date, exercise all orany portion of the Option that has become vested and exercisable. In order to exercise the Option, the Participant must deliver to the Company a notice in the form prescribed by the Committee specifying the number of whole Shares to be purchased (the “Exercise Notice”), together with payment in full of (i) the aggregate Exercise Price applicable to such Shares and (ii) any required tax withholding and contributions to social security to be borne by the Participant, as applicable (collectively, the “Payment Amount”). The date on which the Participant delivers the Exercise Notice pursuant to this Section 2(c) shall be referred to herein as the “Exercise Date”. If the Committee allows for an electronic exercise or the Plan provides for an automatic or deemed exercise of the Option, the Participant hereby exercises his or her Option in writing, but with effect as of his electronic exercise or the relevant automatic or deemed exercise. Irrespective of the foregoing sentence, following any electronic exercise by the Participant, the Company may request the Participant to deliver a confirmatory Exercise Notice in writing within the period

2 #22010118v16   demanded by the Company (which can end after the lapse of the Exercise Period, which would be deemed extended accordingly). (d) Method of Exercise. The Participant may pay the Payment Amount to the Company by any of the following means (or by a combination thereof), at the election of the Participant: (i) in cash, by check or wire transfer; or (ii) if permitted by the Committee, in its sole discretion, pursuant to such procedures as the Committee may require, by the Participant’s (A) transferring to the Company, effective as of the Exercise Date, a number of vested Shares owned and designated by the Participant having an aggregate Fair Market Value as of the Exercise Date equal to the Payment Amount, (B) by electing to have the Company retain a portion of the Shares purchased upon exercise of the Option having an aggregate Fair Market Value as of the Exercise Date equal to the Payment Amount or (C) delivering irrevocable instructions to a broker tosell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the Payment Amount; or (iii) by any other method acceptable to the Committee. (e) No Rights as a Shareholder. The Participant shall have no voting rights or any other rights as a shareholder of the Company with respect to the Option unless and until Shares are actually settled and delivered to the Participant and upon entry of the Participant into the share register of the Company as shareholder of such Shares with voting rights. (f) No Right to Continued Service. The grant of an Award shall not be construed as giving the Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any of its Affiliates. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Agreement. (g) No Right to Future Awards. Any Award granted under the Plan shall be a one- time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan. 3. TERMINATION OF SERVICE; RESTRICTIVE COVENANT VIOLATION. IN THE EVENT OF THE PARTICIPANT’S (a)TERMINATION OF SERVICE FOR ANY REASON OR (b)VIOLATION OF ANY OF THE RESTRICTIVE COVENANTS (AS DEFINED BELOW), THEN, AFTER GIVING EFFECT TO ANY PROVISION FOR ACCELERATED VESTING EFFECTIVE UPON SUCH EVENT (IF A TERMINATION OF SERVICE) UNDER THE TERMS OF THE AWARD, THE PLAN (INCLUDING SECTIONS 10(B) AND (C) OF THE PLAN) OR AS MAY BE DETERMINED BY THE COMMITTEE, (X) ANY PORTION OF THE OPTION THAT WAS UNVESTED AS OF THE DATE OF SUCH TERMINATION OF SERVICE OR RESTRICTIVE COVENANT VIOLATION SHALL BE IMMEDIATELY FORFEITED AND CANCELLED IN ITS ENTIRETY UPON SUCH TERMINATION OF SERVICE OR RESTRICTIVE COVENANT VIOLATION, WITHOUT ANY PAYMENT OR CONSIDERATION BEING DUE TOTHE PARTICIPANT, AND (Y) ANY PORTION OF THE OPTION THAT WAS VESTED AS OF THE DATE OF SUCH TERMINATION OF SERVICE OR RESTRICTIVE COVENANT VIOLATION SHALL BE SUBJECT TO THE FOLLOWING PROVISIONS: (i) Termination due to Death or Disability or as a Good Leaver. In the event of the Participant’s Termination of Service due to the Participant’s death or Disability or as a Good Leaver, any vested portion of the Option will remain outstanding and exercisable until the earlier of (A) the 12-month anniversary of the later of (i) the date of such Termination of Service if the Shares are publicly traded on an established stock exchange or national market system(“Publicly Listed”) as of such date; or (ii) the day after such Termination of Service when the Shares become Publicly Listed and (B) the Expiration Date. (ii) Termination other than due to Death, Disability, as a Good Leaver or for Cause. In the event of the Participant’s Termination of Service for any reason other than due to the Participant’s death, Disability, as a Good Leaver or for Cause, any vested portion of the Option

3 #22010118v16   will remain outstanding and exercisable until the earlier of (A) the 3-month anniversary of the later of (i) the date of such Termination of Service if the Shares are Publicly Listed as of such date; or (ii) the day after such Termination of Service when the Shares become Publicly Listed and (B) the Expiration Date. (iii) Termination for Cause; Restrictive Covenant Violation. In the event of the Participant’s (A) Termination of Service by the Company or any of its Affiliates for Cause or (B) violation of any of the Restrictive Covenants, any vested portion of the Option shall be immediately forfeited and cancelled in its entirety upon such Termination of Service or Restrictive Covenant violation, without any payment or consideration being due to the Participant. (iv) Good Leaver means, for purposes of this Agreement, a Participant who experiences a Termination of Service upon or within 18 months following a Change in Control, (A) for a Participant who is a Non-Employee Director, for any reason, and (B) for a Participant who is not a Non-Employee Director, as a result of (i) the Company’s termination of the Participant’s employment without Cause, or (ii) the Participant’s resignation of his or her employment for Good Reason. 4. RESTRICTIVE COVENANTS. AS A CONDITION PRECEDENT TO RECEIVING THE OPTION GRANTED PURSUANT TO THIS AGREEMENT, (I) THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT HE OR SHE SHALL BE LIABLE FOR COMPLIANCE WITH ALL OBLIGATIONS OF CONFIDENTIALITY, INTELLECTUAL PROPERTY DISCLOSURE, USE AND ASSIGNMENT, NON-COMPETE, NON-SOLICITATION, NON-DISTURBANCE AND NON-DISPARAGEMENT OBLIGATIONS CONTAINED IN HIS OR HER EMPLOYMENT AGREEMENT OR EMPLOYMENT LETTER AND (II) THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT HE OR SHE SHALL BE LIABLE FOR COMPLIANCE WITH THE COMPANY CODE OF BUSINESS CONDUCT AND ETHICS AND OTHER POLICIES OF THE COMPANY; THEREIN (COLLECTIVELY, THE“RESTRICTIVE COVENANTS”). ANY LIABILITY OF THE PARTICIPANT FOR BREACH OF A RESTRICTIVECOVENANT UNDER HIS OR HER EMPLOYMENT AGREEMENT OR EMPLOYMENT LETTER, STATUTORY LAW AND/ORTHE APPENDIX I, AS APPLICABLE, SHALL IN NO WAY BE LIMITED BY THE TERMS OF THIS AGREEMENT, AND THE CONSEQUENCES SET FORTH IN SECTION 3 OF THIS AGREEMENT SHALL APPLY IRRESPECTIVE OF, AND IN ADDITION TO, ANY SUCH LIABILITY UNDER HIS OR HER EMPLOYMENT AGREEMENT OR EMPLOYMENT LETTER, STATUTORY LAW AND/OR THE APPENDIX I, ASAPPLICABLE. 5. SETTLEMENT OF SHARES. SUBJECT TO THE PROVISIONS OF THIS AGREEMENT, PROVIDED THAT THE EXERCISE NOTICE AND PAYMENT AMOUNT ARE IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, THE COMPANY SHALL DELIVER TO THE PARTICIPANT, AS SOON AS REASONABLY PRACTICABLE AFTER THE APPLICABLE EXERCISE DATE, THE NUMBER OF SHARES SPECIFIED INTHE EXERCISE NOTICE. UPON SUCH DELIVERY, SUCH SHARES SHALL BE FULLY ASSIGNABLE, SALEABLE, TRANSFERABLE AND OTHERWISE ALIENABLE BY THE PARTICIPANT, PROVIDED THAT ANY SUCH ASSIGNMENT, SALE, TRANSFER OR OTHER ALIENATION WITH RESPECT TO SUCH SHARES SHALL BE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS AND ANY APPLICABLE COMPANY POLICY. [TO THE EXTENT THAT THE SHARES ISSUED TO THE PARTICIPANT UPON THE EXERCISE OF THE OPTION ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, THE STOCK CERTIFICATES EVIDENCING SUCH SHARES MAY BEAR SUCH RESTRICTIVE LEGEND AS THE COMPANY DEEMS TO BE REQUIRED OR ADVISABLE UNDER APPLICABLE LAW.] 6. TAX LIABILITY; WITHHOLDING REQUIREMENTS. THE EXERCISE OF AN OPTION AND DISTRIBUTIONS UNDER THIS AWARD AGREEMENT MAY BE SUBJECT TO TAX WITHHOLDING OBLIGATIONS AND CONTRIBUTIONS TO SOCIAL SECURITY TO BE BORNE BY THE PARTICIPANT, AS APPLICABLE, AND THE COMMITTEE MAY CONDITION THE EXERCISE OF THE OPTION AND/OR DELIVERY OF SHARES OR OTHER BENEFITS UPON SATISFACTION OF ALL APPLICABLE WITHHOLDING REQUIREMENTS. THE PARTICIPANT IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISORS IN RESPECT OF ANY TAX CONSEQUENCES ARISING IN CONNECTION WITH THE OPTIONS.

4 #22010118v16   7. RECOUPMENT/CLAWBACK. THIS AWARD (INCLUDING ANY AMOUNTS OR BENEFITS ARISING FROM THIS AWARD) SHALL BE SUBJECT TO RECOUPMENT OR “CLAWBACK” AS MAY BE REQUIRED BY APPLICABLE LAW, STOCK EXCHANGE RULES OR BY ANY APPLICABLE COMPANY POLICY OR ARRANGEMENT THE COMPANY HAS IN PLACE FROM TIME TO TIME. 8. REFERENCES. REFERENCES HEREIN TO RIGHTS AND OBLIGATIONS OF THE PARTICIPANT SHALL APPLY, WHERE APPROPRIATE, TO THE PARTICIPANT’S LEGAL REPRESENTATIVE ORESTATE WITHOUT REGARD TO WHETHER SPECIFIC REFERENCE TO SUCH LEGAL REPRESENTATIVE OR ESTATE IS CONTAINED IN A PARTICULAR PROVISION OF THIS AGREEMENT. 9. MISCELLANEOUS. (a) Notices. Any notice required or permitted to be given under this Award Agreement shall be in writing and shall be deemed to have been given when delivered via email or personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Participant at his or her last known address on the books of the Company or, in the case of the Company, to its principal office, or to such other address as either party may have furnished to the other in writing in accordance with the Plan, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section 9(a). (b) Entire Agreement. This Award Agreement, the Plan and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof, provided that the restrictions set forth in this Award Agreement are in addition to, not in lieu of, any other obligation and/or restriction that the Participant may have with respect to the Company or any of its Affiliates, whether by operation of law, contract, or otherwise, including, without limitation, any non-solicitation obligations contained in an employment agreement, consulting agreement or other similar agreement entered into by and between the Participant and the Company or one of its Affiliates, which shall survive the termination of any such agreements, and be enforceable independently of such other agreements. (c) Severability. If any provision of this Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Award Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent oft his Award Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Award Agreement shall remain in full force and effect. (d) Amendment; Waiver. No amendment or modification of any provision of this Award Agreement that has a material adverse effect on the Participant shall be effective unless signed in writing by or on behalf of the Company and the Participant; provided that the Company may amend or modify this Award Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Award Agreement. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Award Agreement, or any waiver of any provision of this Award Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

5 #22010118v16   (e) Assignment. Neither this Award Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant. (f) Successors and Assigns; No Third-Party Beneficiaries. This Award Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Award Agreement, express or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. (g) Governing Law; Jurisdiction. The formation, existence, construction, performance, validity and all aspects whatsoever of this Award Agreement and the Option granted hereunder, including any rights and obligations arising out of or in connection with the same, shall be governed by, and construed in accordance with, the substantive laws of Switzerland (with the exception of the conflict of law rules). The exclusive place of jurisdiction for any dispute arising out of or in connection with this Award Agreement and the Option granted hereunder shall be Epalinges, Switzerland. (h) Participant Undertaking; Acceptance. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the Option pursuant to this Award Agreement. The Participant acknowledges receipt of a copy of the Plan and this Award Agreement and understands that material definitions and provisions concerning the Option and the Participant’s rights and obligations with respect thereto are set forth in the Plan. The Participant has read carefully, and understands, the provisions of this Award Agreement and the Plan. (i) Section 409A and 457A. It is the intent of the Company and the Participant that this Award Agreement shall comply with the requirements of Section 409A and 457A of the Code, to the extent applicable to an Option granted to a Participant who is subject to income taxation in the United States, and the provisions of the Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A and 457A of the Code. If any provision of the Agreement would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Document is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A and 457A of the Code. (j) Captions. Captions provided herein are for convenience only and shall not affect the scope, meaning, intent or interpretation of the provisions of this Award Agreement. (k) Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument. [Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Award Agreement as of the day and year first written above. ADC THERAPEUTICS SA By:     Name:   Title:   By:     Name:   Title: AGREED AND ACCEPTED: PARTICIPANT By: Name: Address Address